UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 17, 2014

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

The information set forth in Item 5.02 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, Timberline Resources Corporation (the “Company”) announced that Kiran Patankar will be joining the Company as its President and Chief Executive Officer. Mr. Patankar will succeed Paul Dircksen, the Company's current President and Chief Executive Officer, who will resign from those offices concurrently with Mr. Patankar’s appointment on January 1, 2015. Mr. Dircksen’s resignation was not the result of any disagreement with the Company.  Mr. Dircksen will continue to serve part-time as the Company’s Vice President of Business Development and Technical Services, and he will continue to be a director on the Company’s Board of Directors. Mr. Patankar’s employment and Mr. Dircksen’s resignation will each become effective on January 1, 2015.

Prior to joining the Company, from January 2012 to December 2014, Mr. Patankar served as Managing Director, Investment Banking of Mackie Research Capital Corporation.  From August 2007 to December 2011, he worked at Macquarie Capital Markets Canada Ltd. where he was Vice President, Metals & Mining Investment Banking based in Vancouver and Toronto. Prior to joining Macquarie in 2007, he worked in the mining industry for 4 years as a geologist and engineer and in the construction materials industry for 2 years in operational and business development roles. Mr. Patankar holds a B.Sc. in Geological Engineering from the Colorado School of Mines and an MBA from the Yale School of Management.

In connection with Mr. Patankar’s appointment as Chief Executive Officer, on December 17, 2014, the Company entered into a term sheet regarding certain employment terms and conditions for Mr. Patankar’s appointment as Chief Executive Officer (the “Employment Term Sheet”). Under the Employment Term Sheet, Mr. Patankar will be paid an annual base salary of $225,000.  Mr. Patankar and his family will be entitled to participate in the Company’s health insurance plan and Mr. Patankar will be entitled to participate in the Company’s group life insurance policy, retirement plans, stock option plan, performance bonuses and salary increases all at the discretion of the Company’s Board of Directors and its Compensation Committee in accordance with the normal practices of the Company. The Company will pay Mr. Patankar’s relocation expenses for moving to Coeur d’Alene, Idaho.

Pursuant to the terms of the Employment Term Sheet, the Company agreed to pay Mr. Patankar a signing bonus of $50,000 payable in cash and 100,000 shares of the Company’s common stock, valued at the closing price of the shares of common stock on December 17, 2014 as quoted on the NYSE MKT (the “Inducement Shares”).

In connection with Mr. Patankar's appointment as Chief Executive Officer, he will also receive a one-time inducement award comprised of a common stock purchase option (the “Inducement Option”) to purchase 100,000 shares of common stock at an exercise price to be determined by the Board of Directors based on the closing price of the Company’s shares of common stock on December 17, 2014 as quoted on the NYSE MKT.   The Inducement Shares and the Inducement Option will be granted outside of the Company’s shareholder approved equity incentive plan pursuant to an exemption from the requirements of the NYSE MKT.  The Inducement Option will be subject to a vesting period and terms of options in accordance with the Company’s normal practices, as to be determined by the Company’s Compensation Committee and Board of Directors.

The issuance of the Inducement Shares and the Inducement Options is subject to the approval of the Company’s Board of Directors and any approvals required by the NYSE MKT and the TSX-V.  Such issuances will be made pursuant to the  exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act. Mr. Patankar is an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Securities Act).

The Employment Term Sheet will be replaced by a formal Employment Agreement containing the terms of employment as outlined above.

There are no family relationships between Mr. Patankar and any of the Company's officers or directors. There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

The foregoing description of the Employment Term Sheet is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Employment Term Sheet, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 19, 2014, the Registrant issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1 announcing the appointment of Mr. Patankar as Chief Executive Officer of the Company.   In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Employment Term Sheet, dated December 17, 2014, between Timberline Resources Corp. and Kiran Patankar
99.1*	Press Release, dated December 19, 2014

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: December 19, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Term Sheet, dated December 17, 2014, between Timberline Resources Corp. and Kiran Patankar
99.1*	Press Release, dated December 19, 2014

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.